Exhibit 10.03(b)

SPECIFIC TERMS IN THIS LETTER AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT EQT CORPORATION TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
June 10, 2022
Rice Drilling B LLC
625 Liberty Avenue, Suite 1700
Pittsburgh, Pa 15222-3111
Attn: J.E.B. Bolen

RE:    King Hippo Pad Buyback Gas
Dear Mr. Bolen:
Reference is made to that certain Gas Gathering and Compression Agreement dated as of February 26, 2020 by and among EQT Corporation, EQT Production Company, Rice Drilling B LLC, and EQT Energy, LLC (collectively, “Producer”), and EQM Gathering Opco, LLC (“Gatherer”), as the same was amended by that certain First Amendment to Gas Gathering and Compression Agreement dated August 26, 2020, that Second Amendment to Gas Gathering and Compression Agreement dated December 6, 2021 and that Third Amendment to Gas Gathering Compression Agreement dated December 21, 2021 between Producer and Gatherer (as amended, the “Gathering Agreement”). All capitalized terms used but not otherwise defined in this letter agreement (“Letter Agreement”) shall have the meanings (if any) ascribed to them in the Gathering Agreement.
WHEREAS, Producer has requested that Gatherer construct and install certain gathering facilities in order to commence delivering Dedicated Gas (“King Hippo Buyback Gas”) to the Delivery Point depicted on Exhibit A attached hereto (the “King Hippo Redelivery Point”) on or before July 11, 2022 (“Requested Service Date”) for the purpose of supporting Producer’s fracturing operations at the Producer’s Well Pad known as the King Hippo Well Pad (“King Hippo Well Pad”); and
WHEREAS, Gatherer is willing to commence delivering King Hippo Buyback Gas received into the Gathering System to the King Hippo Redelivery Point on or before the Requested Service Date, subject to the terms and conditions hereof.
NOW, THEREFORE, Gatherer and Producer (collectively, “Parties” and each a “Party”), by execution of this Letter Agreement and in consideration of the mutual covenants contained herein, do hereby agree as follows:

1.Work.
(a)Subject to the terms and conditions of this Letter Agreement, Gatherer agrees to design, construct, install and remove the tap and piping as outlined below necessary to deliver a maximum instantaneous rate of 5,000 Mcfd of King Hippo Buyback Gas to the King Hippo Redelivery Point, including the following: Install 2" hot tap, install up to 200 feet of 2" temporary pipe below grade from main line (NIWR S003) to King Hippo well pad and perform pressure test, and ensure that the terminus of the Equitrans 2” fuel line consists of a 2” flanged above grade riser, 2” full port ball valve, and tapped blind flange with ½” needle valve. Additional piping, if required, will be the responsibility of the Producer. Gatherer also agrees to install air bridge crossing, remove 2" temporary pipe, perform 12" pipe cut out to remove hot tap assembly and valve, install new 12" pipe section (approximately 10 feet), remove air bridge, perform x-ray and cleanup work (the “Work”).
(b)Gatherer agrees to complete the Work on or before the Requested Service Date, except to the extent the completion of the Work is delayed by an event of Force Majeure or the actions or inactions of Producer. Upon completion of the Work, the King Hippo Delivery Point shall represent a Redelivery Point for purposes of receiving Buyback Gas and shall be part of the Gathering System under and subject to the Gathering Agreement, including Section 3.10 thereof.
(c)Notwithstanding anything herein to the contrary, this Letter Agreement shall not amend or otherwise modify the obligations of the Parties with respect to the connection of any future Redelivery Points to the Gathering System under Section 3.10 of the Gathering Agreement and the other terms and conditions thereof.
2.Producer Obligations. Producer agrees to cooperate in good faith with Gatherer in seeking to obtain such permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary for Gatherer to commence and complete the Work.
3.Work Fee. Concurrently with the execution of this Letter Agreement, Producer agrees to pay to Gatherer [***] Dollars ($[***]) in immediately available funds, which amount represents payment in full for the Work.
4.Miscellaneous. The terms and provisions of this Letter Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Letter Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon the Parties.

5.Effect of Letter Agreement. The Parties acknowledge and agree that this Letter Agreement constitutes a written instrument executed by the Parties and fulfills the requirements of an amendment contemplated by Section 18.7 of the Gathering Agreement. The Parties hereby ratify and confirm the Gathering Agreement, as amended hereby. Except as expressly provided herein, the provisions of the Gathering Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Letter Agreement. In the event of any conflict or inconsistencies between this Letter Agreement and the Gathering Agreement, the terms and conditions of this Letter Agreement shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.

GATHERER:

EQM GATHERING OPCO, LLC,
a Delaware limited liability company

By:	/s/ John M. Quinn
Name:	John M. Quinn
Title:	VP Business Development & Commercial Services

PRODUCER:

EQT CORPORATION,
a Pennsylvania corporation

By:	/s/ David Khani
Name:	David Khani
Title:	CFO

EQT PRODUCTION COMPANY,
a Pennsylvania corporation

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	VP Operations Planning

RICE DRILLING B LLC,
a Delaware limited liability company

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	VP Operations Planning

EQT ENERGY, LLC,
a Delaware limited liability company

By:	/s/ Keith Shoemaker
Name:	Keith Shoemaker
Title:	SVP Commercial

EXHIBIT A
King Hippo Redelivery Point – Map
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